SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934.


                                  May 28, 1999
                             ----------------------
                                 Date of Report
                        (Date of earliest event reported)


                             Celtic Investment, Inc.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


               Delaware                 0-27362            36-3779989
              ----------               ---------          ------------
               State of            Commission File No.    IRS Employer
            Incorporation                               Identification No.


                          17W220 22nd Street, Suite 420
                        Oakbrooke Terrace, Illinois 60181
                   -------------------------------------------
                    (Address of principal executive offices)


                                 (630) 993-9010
                         -------------------------------
                         (Registrant's telephone number)


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Item 4.   Change in Registrant's Certifying Accountant

      The Company's Board of Directors adopted a resolution appointing Tanner + Company the Company's certifying independent public accountant to be effective upon the execution of an engagement agreement or contract. Additional information concerning the appointment of Tanner + Company is as follows:

      A. The effective date of such appointment of Tanner + Company as the Company's independent certifying accountant was May 28, 1999.

      B. There had been no disagreements with the previous accountant of the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure.

      C. The accountants' reports on the Company's financial statements for the two years previous to the appointment of Tanner + Company did not contain adverse opinions or disclaimer of opinions nor were such reports qualified as to audit scope or accounting principles.

      D. A letter from the former accountants of the Company stating that it agrees with the statements set forth in this Item is filed as an Exhibit to a Form 8-K which was filed in connection with the change of accountants.

      E. The decision to change accountants was recommended by the Company's Board of Directors.

Item 7Financial Statements, Pro Forma Financial Information and Exhibits.

      A. Letter from previous accountant regarding Item 4 of this Form 8-K.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 4, 1999

                                    Celtic Investment, Inc.




                                    By:  /s/ Douglas P. Morris
                                         Douglas P. Morris
                                         Chief Executive Officer


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